UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2018, Michael Y. Mashaal, M.D. resigned from the Board of Directors (the “Board”), including the Nominating and Governance Committee and Compensation Committee, of ReShape Lifesciences Inc., effective immediately. Mr. Mashaal’s resignation from the Board was not due to any disagreement with ReShape Lifesciences. The size of the Board of was reduced from five to four members at the effective time of Mr. Mashaal’s resignation.

In connection with Mr. Mashaal’s resignation, the Board appointed Lori C. McDougal to serve on the Compensation Committee of the Board, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Dated: June 8, 2018